Securities and Exchange Commission 450 Fifth Street, NW Washington, D.C. To Whom It May Concern: I, Maria N. Martinez, the undersigned, of 2200 West Don Tyson Parkway, Springdale, AR 72762 hereby appoint Adam Deckinger, Marissa Savells, Kevin Toh and Gordon McGrath as my true and lawful attorneys in fact, giving to each individually the full power and authority to execute and file on my behalf all forms necessary for reporting my transactions in Tyson Foods, Inc. securities to the Securities and Exchange Commission, including without limitation Forms 3, 4 or 5. The undersigned also hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, including without limitation the updating of EDGAR CIK, CCC, Password, and other access codes, passphrases, and other account or filer information, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This power of attorney will continue until terminated by me in writing, or until I am no longer required to report my trading activity in Tyson Foods, Inc. securities to the Securities and Exchange Commission. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. /s/ Maria N. Martinez Maria N. Martinez STATE OF CALIFORNIA ) COUNTY OF SANTA CLARA ) On 06/04/2024 before me, Robindra Singh Chatha, Notary Public, personally appeared Maria Nieves Martinez, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged that she had executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal /s/ Robindra Singh Chatha My Commission Expires: 12/13/2026 Notary Public